SYMETRA
RETIREMENT | BENEFITS | LIFE

Symetra Life Insurance Company
[777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135
Mail to: PO Box 305154 | Nashville, TN 37230-5154
Overnight to: 100 Centerview Drive, Suite 100 | Nashville, TN 37214-3439
Phone 1-800-796-3872]

INDIVIDUAL SINGLE PREMIUM ANNUITY APPLICATION
[Index Linked Deferred Annuity]

Product: ______________________________

Surrender Charge Period: ______________________________

Plan Type: ______________________________

Owner

Name

Residential address

Mailing address

Sex ☐ M ☐ F | Date of birth | SSN/TIN | Mobile phone | Other phone

Email | Citizenship

Joint Owner

Name

Residential address

Mailing address

Sex ☐ M ☐ F | Date of birth | SSN/TIN | Mobile phone | Other phone

Email | Citizenship | Relationship to Owner

Annuitant

Name

Residential address

Mailing address

Sex ☐ M ☐ F | Date of birth | SSN/TIN | Mobile phone | Other phone

Email | Citizenship | Relationship to Owner

Joint Annuitant

Name

Residential address

Mailing address

Sex ☐ M ☐ F | Date of birth | SSN/TIN | Mobile phone | Other phone

Email | Citizenship | Relationship to Owner

ICC21_RA1 Page[1 of 7] [RSA-0098 5/21]

ICC21_RA1 Page[ 2 of 7] [For Beneficiary/Inherited Accounts Only] [Decedent’s date of death Relationship of decedent to owner Previous year-end balance of existing account Has the RMD been taken? Yes No Exact title of owner at the existing carrier] Beneficiaries Primary Contingent Beneficiary name Address Relationship SSN/TIN Mobile phone Other phone Birth/Trust date [Citizenship] Email Beneficiary % Primary Contingent Beneficiary name Address Relationship SSN/TIN Mobile phone Other phone Birth/Trust date [Citizenship] Email Beneficiary % Primary Contingent Beneficiary name Address Relationship SSN/TIN Mobile phone Other phone Birth/Trust date [Citizenship] Email Beneficiary % Primary Contingent Beneficiary name Address Relationship SSN/TIN Mobile phone Other phone Birth/Trust date [Citizenship] Email Beneficiary % Primary Contingent Beneficiary name Address Relationship SSN/TIN Mobile phone Other phone Birth/Trust date [Citizenship] Email Beneficiary % Payment Amount [Roth IRA first tax year contribution made: Year __________ ]

ICC21_RA1 Page[ 3 of 7] Initial Allocation Allocate your Purchase Payment to the options below. The minimum allocation to any account is [$2,000]. Your initial funds will be automatically allocated according to the selections made below on the first available Allocation Date after the Contract Date. [If you are purchasing a product with an indexed account option that has a charge, you acknowledge and understand that these indexed accounts incur a charge that will reduce the contract value, and do NOT guarantee performance any greater than the indexed account options that have no charge.] Specify your allocation (whole percentages only; total allocation must equal 100%): Account Options: Initial Allocation(s): [Allocations]

ICC21_RA1 Page[ 4 of 7] [Rebalancing Authorization I/we have read the information in the prospectus about the option to rebalance [annually,] and would like to elect to rebalance the portion of my contract value allocated as listed in the “Initial Allocation” section. ] [Features [See the Prospectus, or the Contract for complete details. There may be a charge for this feature.]] ] [Transfer Authorization I/we hereby authorize Symetra to accept and act on telephone instructions from me or any person(s) listed below regarding the transfer of funds between the account options of my annuity contract or to exercise the Return Lock. This authorization will remain in effect until Symetra receives written revocation from me. Please check all that apply: If no option is selected, we will default to you as owner and joint owner (if applicable) My Insurance Producer(s) (as on file with Symetra and includes members of their staff) The authorized third-party listed below. Please clearly print their full name(s) below. Authorized third party name(s): __________________________________________________________________________________________ Relationship to owner(s): Spouse Child Other (specify): _____________________________________ Symetra will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Symetra reserves the right to refuse telephone instructions from any caller when unable to confirm to Symetra’s satisfaction that the caller is authorized to give those instructions. To transfer by telephone, call Symetra at [1-800-SYMETRA (1-800-796-3872)]. All telephone transfer calls will be recorded. You will be recorded. Confirmation of transfer transaction(s) will be sent to you. Instructions may also be submitted online, if available, provided you or your authorized party are able to log in with certain identification information, such as a password or personal identification information. You should protect your login information, because internet access will be available to anyone who provides your information. We will not be able to verify that the person logging into your account and providing instructions is you or a person authorized by you. Unless otherwise indicated, this form does not permit anyone else to exercise discretionary authority to effect transactions on your behalf without obtaining your prior authorization.]

ICC21_RA1 Page[ 5 of 7] [Electronic Delivery I would like to receive prospectus updates and other documents pertaining to my contract over the Internet by accessing Symetra’s website, www.symetra.com. I understand that I will receive notice that the documents are available on the website by an e-mail message sent to me. Important Information Concerning Electronic Delivery:  Documents currently delivered electronically include prospectuses and any prospectus supplements. Other documents may be available for electronic delivery in the future.  If Symetra is unable to confirm an email address or has reasonable suspicion that an email address is incorrect, electronic delivery will not be activated and paper documents will be sent.  You should update your email filters to allow email notifications from Symetra. If emails are returned as not deliverable, electronic delivery will be cancelled and documents will be provided by mail.  There is no charge to you for electronic delivery, although your Internet provider may charge service provider fees. To view the documents, you must have internet access.  The disclosure documents will be in PDF format; if you do not have Adobe Acrobat, download it for free from www.adobe.com.  Symetra may, without prior notice to you, deliver paper documents by mail instead of electronic delivery at any time.  Paper copies of the information may be requested at any time for no charge by calling us.  For jointly owned contracts, both owners consent to have information sent to the email address listed.  To revoke your consent, update your email address, or receive a paper copy of any document in the mail, call us at [1-800-796-3872], submit a written notice or applicable form, or update your delivery option on our website. This consent to receive electronic delivery of disclosure documents will remain in effect until revoked.  EMAIL ADDRESS FOR ELECTRONIC DELIVERY: ______________________________________________ Electronic delivery document notifications will be provided to only one email address. The email address provided above will override any existing email address, if applicable. If no email address is listed here, the email address listed under the Owner section of this application will be used for electronic delivery purposes.]

ICC21_RA1 Page[ 6 of 7] Owner’s Statement and Signatures Do you have any existing life insurance policies or annuity contracts with this or any other company? Yes (complete any state specific replacement forms, if required) No Is this contract intended to replace or change any in-force life insurance or annuity contract with this or any other company? Yes (complete the following and submit state specific replacement forms, if required) No Company Name Existing Contract Number Company Name Existing Contract Number Company Name Existing Contract Number Company Name Existing Contract Number There are additional replacements involved. I understand this annuity is not federally insured. On behalf of myself and any person who may claim any interest under this contract, I declare that the statements and answers on this application are full, complete and true to the best of my knowledge and belief and shall form a part of the annuity contract issued hereon. I understand that I am purchasing an annuity contract. I believe that this contract is consistent with my financial needs. I have read and understand the important disclosures located below. I have received the Annuity Buyer’s Guide, in applicable states. I have received a current prospectus. [Connecticut residents only: I have received the CT Annuity Disclosure.] [W-9 Certification: Under penalties of perjury, I certify that the number shown on this form is my correct Social Security or Tax Identification Number, I am a U.S. citizen or other U.S. person, and I am not subject to backup withholding due to failure to report all interest or dividends. Check this box if you have received a notification from the IRS that you are subject to backup withholding. Check this box if you are claiming Non-U.S. status and submitting an appropriate withholding certificate (usually a signed IRS Form W-8 or IRS Form 8233) instead of agreeing to this certification. ] Fraud Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. I understand that withdrawals from an Indexed Account prior to the end of the Interest Term will not receive indexed interest. Any indexed interest is only credited at the end of each Interest Term. I UNDERSTAND THAT I AM PURCHASING A REGISTERED INDEX LINKED DEFERRED ANNUITY CONTRACT AND THAT WHILE THE VALUE OF THE CONTRACT MAY BE AFFECTED BY AN EXTERNAL INDEX, THE CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK, EQUITY OR COMMODITY INVESTMENTS. The contract values that are based on the index linked account options are not guaranteed and will decrease or increase with experience. [The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.] Owner’s signature Signed in state Date Joint Owner’s signature (if applicable) Signed in state Date

[Symetra® is a registered service mark of Symetra Life Insurance Company.] ICC21_RA1 Page[ 7 of 7] Agency Statement To the best of your knowledge, does the Owner(s) have any existing life insurance policies or annuity contracts? Yes (complete any state specific replacement forms, if required) No Do you have any reason to believe the annuity applied for will replace or change any existing life insurance policies or annuity contracts? Yes (complete any state specific replacement forms, if required) No I have reviewed the applicant’s financial status and objectives and find this coverage is appropriate for his/her needs. I have delivered the Annuity Buyer’s Guide, if applicable in my state. I have delivered the current prospectus. [Connecticut residents only: I have delivered the CT Annuity Disclosure.] I certify that I have truly and accurately recorded on the application the information provided by the applicant(s). [I certify that I have verified the identity of each Owner/Annuitant by reviewing a valid government-issued photo identification.] Licensed Primary Insurance Producer’s signature Signed in State Date Licensed Insurance Producer (print name) State license number Insurance Producer number Agency name Mobile phone Other phone Insurance Producer/Representative More than 4 producers Insurance Producer/Representative printed name State license number Split % Insurance Producer/Representative printed name State license number Split % Insurance Producer/Representative printed name State license number Split % Insurance Producer/Representative printed name State license number Split % FOR INTERNAL USE ONLY Submitted __________________________________